                                                                    EXHIBIT 12.1

                               Avalon Cable LLC
                               ----------------
                      Computation of Ratio of Earnings to
                      -----------------------------------
                                 Fixed Charges
                                 -------------



                                                                                             For the
                                                               For the year ended          three months
                                                               December 31, 1998       ended March 31, 1999
                                                              --------------------     --------------------

Pre-Tax Income (loss) from continuing operations                              (718)                 (83)
                                                                            ------               ------

Adjustments to net income(loss)
-------------------------------
Interest Expense                                                             8,050               11,431
Rent Expense                                                                    43                  250
                                                                            ------               ------
   Total Fixed Charges                                                       8,093               11,681
                                                                            ======               ======

Income from operations plus Fixed Charges                                    7,375               11,598
                                                                            ------               ------

Ratio of earnings to fixed charges                                              --                   --
Amount of the deficiency of earnings to fixed charges                          718                   83
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